                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Lennar Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           [LENNAR CORPORATION LOGO]

    Seven Hundred N.W. 107th Avenue, Miami, Florida 33172 -- (305) 559-4000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 3, 2001

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

     This is to notify you that the Annual Meeting of the stockholders of Lennar Corporation will be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 3, 2001, at 11:00 o'clock a.m. Eastern Daylight Saving Time, for the following purposes:

        1. To elect three directors. The other directors have been elected for terms that expire in subsequent years.

        2. To vote upon a proposal to approve the Lennar Corporation 2000 Stock Option and Restricted Stock Plan.

        3. To transact any other business which may properly come before the meeting.

     Only stockholders of record at the close of business on February 21, 2001 will be entitled to notice of or to vote at the meeting or any adjournment of the meeting. Our transfer books will not be closed.

     If you do not intend to be present at the meeting, please sign and return the enclosed Proxy. If you attend and vote in person, the Proxy will not be used with regard to the matters on which you voted.

                                          By Order of the Board of Directors

                                          DAVID B. McCAIN
                                          Secretary

Dated: March 9, 2001

                                PROXY STATEMENT

                      SOLICITATION AND REVOCATION OF PROXY

     Our management is soliciting the accompanying Proxy. The proxyholders named in the Proxy will vote all shares represented by proxies in the manner designated or, if no designation is made, they will vote the proxies for the three director nominees described below and for the proposal presented in this Proxy Statement. They will not vote shares with regard to matters as to which proxies instruct the proxyholders to abstain (or which are marked by brokers to show that specified numbers of shares are not to be voted). WE ARE MAILING THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ON OR ABOUT MARCH 9, 2001 TO ALL STOCKHOLDERS OF RECORD ON FEBRUARY 21, 2001. If you give a proxy, you may revoke it at any time before it is voted by a written instrument of revocation which we receive at our office at 700 N.W. 107th Avenue, Miami, Florida 33172, or in open meeting, without, however, affecting any vote which has already been taken. Your presence at the meeting will not revoke a proxy, but if you attend the meeting and cast a ballot, that will revoke a proxy as to the matter on which the ballot is cast.

COST AND METHOD OF SOLICITATION

     We will bear the cost of soliciting proxies. We are soliciting proxies by mail and, in addition, our directors, officers and employees may solicit proxies personally or by telephone. We will reimburse custodians, brokerage houses, nominees and other fiduciaries for the cost of sending proxy material to their principals.

VOTING RIGHTS AND PROXIES

     Only stockholders of record at the close of business on February 21, 2001 will be entitled to vote at the meeting. Our only outstanding voting securities on that date were 52,467,331 shares of Common Stock and 9,848,112 shares of Class B Common Stock. Each outstanding voting share of Common Stock is entitled to one vote. Each outstanding voting share of Class B Common Stock is entitled to ten votes.

     You may vote your stock in person or by your signed, written proxy. We will deem any message sent to us prior to the time for voting which appears to have been transmitted by a stockholder, or any reproduction of a proxy, to be sufficient. The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies us in writing of the death or incapacity.

PRINCIPAL STOCKHOLDERS

     On February 21, 2001, the following persons were the only persons who, insofar as we are aware based upon the most recent filings with the Securities and Exchange Commission ("SEC"), owned beneficially more than 5% of any class of our voting securities:

                                                                       AMOUNT AND
                                                                  NATURE OF BENEFICIAL    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER         TITLE OF CLASS            OWNERSHIP            CLASS
------------------------------------    ------------------------  --------------------    ----------
Leonard Miller                          Class B Common Stock            9,783,861(1)        99.3%
  700 N.W. 107th Ave.
  Miami, FL 33172
FMR Corp.                               Common Stock                    6,211,751           11.8%
  82 Devonshire Street
  Boston, MA 02109-3614

---------------

(1) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of the partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.

     On February 21, 2001, The Depository Trust Company owned of record 51,551,498 shares of Common Stock, which was 96.7% of the outstanding Common Stock. We understand those shares were held beneficially for members of the New York Stock Exchange, some of whom may in turn have been holding shares beneficially for customers.

     Our voting securities which our directors and executive officers owned on February 21, 2001 were as follows:

                                                               AMOUNT AND
                                                          NATURE OF BENEFICIAL    PERCENT
NAME OF BENEFICIAL OWNER           TITLE OF CLASS             OWNERSHIP(1)        OF CLASS
------------------------           --------------         --------------------    --------
Leonard Miller              Class B Common Stock               9,783,861(2)(3)      99.3%
                            Common Stock                          18,358              (5)
Irving Bolotin              Common Stock                         126,842              (5)
Steven L. Gerard            Common Stock                           1,259              (5)
Bruce E. Gross              Common Stock                         118,324              (5)
Jonathan M. Jaffe           Common Stock                         220,764              (5)
R. Kirk Landon              Common Stock                           8,900              (5)
Sidney Lapidus              Common Stock                          87,778              (5)
Stuart A. Miller            Common Stock                         583,938(3)          1.1%
Allan J. Pekor              Common Stock                          70,893              (5)
Herve Ripault               Common Stock                               0              (5)
Arnold P. Rosen             Common Stock                           3,000              (5)
Steven J. Saiontz           Common Stock                         102,031(3)(4)        (5)
Robert J. Strudler          Common Stock                         118,140              (5)
Directors and Officers as
  a Group (18 persons)      Class B Common Stock               9,783,861            99.3%
                            Common Stock                       1,715,765             3.2%

---------------

(1) Includes currently exercisable stock options and stock options which become exercisable within sixty days after February 21, 2001. Those options include options held by Irving Bolotin relating to 2,000 shares, Bruce E. Gross relating to 16,484 shares, Jonathan M. Jaffe relating to 65,500 shares, R. Kirk Landon relating to 2,000 shares, Sidney Lapidus relating to 3,000 shares, Stuart A. Miller relating to 413,000 shares, Allan J. Pekor relating to 15,545 shares, Arnold P. Rosen relating to 3,000 shares, Steven J. Saiontz relating to 3,000 shares and all directors and executive officers relating to 580,329 shares. Amounts also include shares held by our Employee Stock Ownership/401(k) Plan and our 2000 Stock Option and Restricted Stock Plan for the accounts of the named persons. Additional information about those shares is contained in Note (2) to the Summary Compensation Table.
(2) Leonard Miller's shares are owned by a limited partnership. A corporation wholly-owned by Mr. Miller is the sole general partner of the partnership. The limited partners consist of Mr. Miller, his wife and a trust of which Mr. Miller is the primary beneficiary.
(3) Stuart A. Miller is the trustee, and Stuart A. Miller and Steven J. Saiontz's wife are beneficiaries, of a trust which holds limited partnership interests in a partnership which owns 9,783,861 shares of Class B Common Stock. Because Leonard Miller is the principal beneficiary of the trust and owns the corporation which is the sole general partner of the partnership, Leonard Miller is shown as the beneficial owner of the 9,783,861 shares and neither Stuart A. Miller nor Steven J. Saiontz is shown as a beneficial owner of those shares.
(4) Does not include 9,000 shares held by Steven J. Saiontz's wife.
(5) Less than 1%.

     Because each outstanding share of Class B Common Stock is entitled to ten votes, Leonard Miller is entitled to 97,856,968 votes, which is 64.8% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock, and all directors and officers as a group are entitled to 98,514,046 votes, which is 65.3% of the combined votes which may be cast by all the holders of Common Stock and Class B Common Stock.

                             ELECTION OF DIRECTORS

     Our directors are divided into three classes. The directors serve for terms of three years, and the term of one class of directors expires each year. Our Certificate of Incorporation and By-Laws provide that each class will have the highest whole number of directors obtained by dividing the number of directors constituting the whole Board by three, with any additional directors allocated, one to a class, to the classes designated by the Board of Directors. The persons named in the accompanying Proxy will vote for the following three people as directors to serve until the 2004 Annual Meeting of Stockholders:

                                                                       DIRECTOR       TERM
NAME OF DIRECTOR                                              AGE       SINCE        EXPIRES
----------------                                              ---      --------      -------
              NOMINATED TO SERVE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS
Irving Bolotin                                                68         1974         2004
R. Kirk Landon                                                71         1999         2004
Leonard Miller(1)                                             68         1969         2004

                  INFORMATION ABOUT DIRECTORS WHOSE TERMS ARE NOT EXPIRING
Stuart A. Miller(1)                                           43         1990         2002
Steven J. Saiontz(1)                                          42         1990         2002
Robert J. Strudler                                            58         2000         2002
Steven L. Gerard                                              55         2000         2003
Jonathan M. Jaffe                                             41         1997         2003
Sidney Lapidus                                                63         1997         2003
Herve Ripault                                                 60         2000         2003
Arnold P. Rosen                                               80         1969         2003

---------------

(1) Executive Committee member.

     Irving Bolotin was a Senior Vice President of our company until he retired on December 31, 1998. He had held that position for more than five years before his retirement. Mr. Bolotin also serves on the Board of Directors of Rechtien International Trucks, Inc.

     R. Kirk Landon is the President of the Kirk Foundation, President of The ABIG Foundation, Chairman of Innovative Surveillance Technology and Vice Chairman of the Board of Trustees of Barry University. From 1980 to 1999 he was Chairman of the Board of American Bankers Insurance Group and from 1991 to 1998, he was a Director of the Federal Reserve Bank, Atlanta/Miami Branch.

     Leonard Miller is our Chairman of the Board. He is a founder of Lennar, and from our founding in 1969 until April 1997, Mr. Miller was our President and Chief Executive Officer. He is the former Chairman of the Board of Trustees of the University of Miami, and currently is the Chairman of South Florida Annenberg Challenge and Chairman of the Board and a Director of Union Bank of Florida. Mr. Miller is the father of Stuart A. Miller and the father-in-law of Steven J. Saiontz.

     Stuart A. Miller has been our President and Chief Executive Officer since April 1997. For more than five years prior to that, he was one of our Vice Presidents. He is the Chairman of the Board of LNR Property Corporation, our former wholly-owned subsidiary which we spun-off in October 1997. He is a Director of Union Bank of Florida. Mr. Miller is the son of Leonard Miller and brother-in-law of Steven J. Saiontz.

     Steven J. Saiontz has been the Chief Executive Officer of LNR Property Corporation since June 1997. For more than five years before that, he was the President of Lennar Financial Services, Inc., a wholly-owned subsidiary of ours. He is a Director of Union Bank of Florida. Mr. Saiontz is the son-in-law of Leonard Miller and brother-in-law of Stuart A. Miller.

     Robert J. Strudler was elected as our Vice Chairman of the Board and Chief Operating Officer upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000. Prior to joining our company, Mr. Strudler was Chairman and Co-Chief Executive Officer of U.S. Home Corporation since May 1986. Mr. Strudler served as Chairman of the High Production Home Builders Council of the National Association of

Home Builders from 1991 to 1994. In 2000, Mr. Strudler was inducted into the National Association of Home Builders Hall of Fame.

     Steven L. Gerard is the Chief Executive Officer of Century Business Services, Inc. From July 1997 to October 2000, Mr. Gerard was Chairman and Chief Executive Officer of Great Point Capitol, Inc. Mr. Gerard was previously Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc., and its successor, Ocean View Capital, Inc., from September 1992 to July 1997. Mr. Gerard is also a director of Century Business Services, Inc., Fairchild Corporation and Aviation Sales Company. Mr. Gerard joined our Board upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000.

     Jonathan M. Jaffe has been one of our Vice Presidents since 1994. For more than five years before that, he held executive positions with several of our subsidiaries.

     Sidney Lapidus has been a Partner of Warburg, Pincus & Co. and a Managing Director of E.M. Warburg, Pincus & Co., LLC (and its predecessor) since 1974 and has been with Warburg Pincus since 1967. Mr. Lapidus currently serves on the boards of directors of Information Holding, Inc., Knoll, Inc. and Radio Unica Communications Corp., as well as a number of private companies.

     Herve Ripault has been an Associate of Optigestiom S.A., a French fund management company, since November 1991. Mr. Ripault retired in October 1991 as Chairman of the Board of Delahaye -- Ripault, S.A., Agent de Change, a member of the Paris Stock Exchange, Paris, France. Mr. Ripault had been associated with that firm from June 1985 until his retirement. Mr. Ripault was associated with Societe des Maisons Phenix, a homebuilding company in France, from 1979 to 1985, during which time he was Executive Vice President -- Finance. Mr. Ripault joined our Board upon the merger of U.S. Home Corporation into a subsidiary of ours on May 3, 2000.

     Arnold P. Rosen is one of our founders and a founder of our predecessor, F&R Builders, Inc. (which is now Lennar Homes, Inc.). Now retired, Mr. Rosen served as an Executive Vice President from our founding in 1969 until his retirement on December 31, 1977.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the annual compensation, long-term compensation and all other compensation for our Chief Executive Officer and for the four additional executive officers who together were our five highest paid executive officers for the year ended November 30, 2000:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                         ---------------------------------------
                                                                                 AWARDS               PAYOUTS
                                         ANNUAL COMPENSATION             -----------------------   -------------
                             ------------------------------------------  RESTRICTED                                ALL OTHER
 NAME AND PRINCIPAL                                      OTHER ANNUAL      STOCK       OPTIONS/       LTIP        COMPENSATION
 POSITION             YEAR   SALARY($)   BONUS(1)($)    COMPENSATION($)  AWARDS(2)($)     SARS      PAYOUTS($)       (3)($)
 ------------------   ----   ---------   -----------    ---------------  ------------   --------   -------------  ------------
Stuart A. Miller      2000    600,000     2,817,300               --      1,843,750           --           --        6,800
 President and Chief  1999    600,000     2,141,100               --             --           --           --        6,700
 Executive Officer    1998    600,000     1,800,900               --             --           --           --        7,900

Robert J. Strudler    2000(4) 475,000     1,200,000               --        921,875           --            --       6,200
 Vice Chairman and    1999(4)      --            --               --             --           --           --           --
 Chief Operating      1998(4)      --            --               --             --           --           --           --
 Officer

Jonathan M. Jaffe     2000    400,000     1,408,400               --      1,843,750           --           --        6,800
 Vice President       1999    400,000     1,484,700               --             --           --           --        6,700
                      1998    400,000     1,500,000               --             --           --           --        8,100

Bruce E. Gross        2000    425,000       425,000               --      1,106,250           --           --        6,700
 Vice President and   1999    400,000       155,600               --             --           --           --        6,400
 Chief Financial      1998    300,000       225,000               --             --           --           --        7,100
 Officer

Allan J. Pekor        2000    300,000       457,300               --        553,125           --           --        6,800
 Vice President       1999    300,000       376,500               --             --           --           --        6,400
                      1998    300,000       539,500               --             --           --           --        8,700


---------------

(1) Annual bonus represents amount earned during the year. Cash payment of a portion of the bonus may be deferred to subsequent years.
(2) At November 30, 2000, a total of 172,273 restricted shares of Common Stock, with an aggregate market value of $5,458,901 on that day, were held in employees' accounts under our Employee Stock Ownership/401(k) Plan. All shares in the accounts of employees with more than five years of service are vested (167,340 shares at November 30, 2000). Shares in the accounts of other employees vest over five years. Holders of both vested and non-vested shares are entitled to the dividends on the shares. The restricted shares outstanding on November 30, 2000 included 8,109 shares in Stuart A. Miller's account (with a market value on that day of $256,954), 1,176 shares in Jonathan M. Jaffe's account (with a market value on that day of $37,265) and 6,043 shares in Allan J. Pekor's account (with a market value on that day of $191,488). All shares held in these officers' accounts were vested.

    At November 30, 2000, a total of 860,000 restricted shares of Common Stock, with an aggregate market value of $27,251,250 on that day, were awarded to employees under our 2000 Stock Option and Restricted Stock Plan. The shares vest over five years. Holders of restricted shares are entitled to the dividends on the shares and can vote the shares. The restricted shares outstanding on November 30, 2000 included 100,000 shares for Stuart A. Miller (with a market value on that day of $3,168,750), 50,000 shares for Robert J. Strudler (with a market value on that day of $1,584,375), 100,000 shares for Jonathan M. Jaffe (with a market value on that day of $3,168,750), 60,000 shares for Bruce E. Gross (with a market value on that day of $1,901,250) and 30,000 shares for Allan J. Pekor (with a market value on that day of $950,625).
(3) Consists of matching payments by us under the 401(k) aspect of our Employee Stock Ownership/401(k) Plan, term life insurance premiums and long-term disability insurance premiums paid by us as follows:

                                                                                       LONG-TERM
                                       401(K)               TERM LIFE                 DISABILITY
                                      MATCH($)             INSURANCE($)              INSURANCE($)
                                   ---------------    ----------------------    -----------------------
Stuart A. Miller           2000         5,100                 1,000                        700
                           1999         4,800                 1,100                        800
                           1998         4,600                 2,700                        600

Robert J. Strudler         2000(4)      5,100                   900                        200
                           1999(4)         --                    --                         --
                           1998(4)         --                    --                         --

Jonathan M. Jaffe          2000         5,100                 1,000                        700
                           1999         4,800                 1,100                        800
                           1998         5,000                 2,600                        500

Bruce E. Gross             2000         5,100                   900                        700
                           1999         4,800                   800                        800
                           1998         5,000                 1,700                        400

Allan J. Pekor             2000         5,100                 1,000                        700
                           1999         4,800                   800                        800
                           1998         5,000                 1,900                      1,800

(4) Does not include compensation from U.S. Home Corporation before we acquired it on May 3, 2000.

     Directors who are not our employees are paid annual fees of $10,000 plus $2,500 for each Board Meeting attended in person, $500 for each Board Meeting in which they participate by conference communications equipment and $500 for each committee meeting in which they participate as a member of such committee. These directors may elect to defer payment of fees until their retirement, resignation or death. Directors may elect to receive the deferred payments in cash or shares of our Common Stock. Directors who are not our employees are also granted, as of the date of each annual stockholders' meeting, options to purchase 1,000 shares of our Common Stock at a price equal to the market value of the stock on that date. The options become exercisable on the one year anniversary of the grant date. Directors who are also our employees receive no additional remuneration for services as directors.

     The following table sets forth information about options which were granted to our Chief Executive Officer and to our four additional highest paid executive officers during the fiscal year ended November 30, 2000:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                             -----------------------------------------------------------            VALUE AT
                                               PERCENT OF                                     ASSUMED ANNUAL RATES
                              NUMBER OF          TOTAL                                           OF STOCK PRICE
                              SECURITIES        OPTIONS/        EXERCISE                          APPRECIATION
                              UNDERLYING      SARS GRANTED       OR BASE                        FOR OPTION TERM
                             OPTIONS/SARS     TO EMPLOYEES        PRICE       EXPIRATION    ------------------------
NAME                          GRANTED(#)     IN FISCAL YEAR      ($/SH)          DATE        5%($)          10%($)
----                         ------------    --------------    -----------    ----------    --------      ----------
Stuart A. Miller                  4,000           0.60%           16.50        02/07/10       41,507         105,187
                                  6,000           0.89%           18.15        02/07/10       68,487         173,559

Robert J. Strudler              100,000          14.90%           18.53        05/03/05      511,984       1,131,351

Jonathan M. Jaffe                10,000           1.49%           16.50        02/07/10      103,768         262,968

Bruce E. Gross                   10,000           1.49%           16.50        02/07/10      103,768         262,968

Allan J. Pekor                   10,000           1.49%           16.50        02/07/10      103,768         262,968

     The options reflected in the table above were granted under the company's 1997 Stock Option Plan. The Company typically grants options with vesting periods of 4 to 9 years.

     The following table sets forth information about option/SAR exercises in the fiscal year ended November 30, 2000 and option/SAR values as of the end of that year for our Chief Executive Officer and our four additional highest paid executive officers:

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                      NUMBER OF
                                                                      SECURITIES               VALUE OF
                                                                      UNDERLYING             UNEXERCISED
                                                                     UNEXERCISED             IN-THE-MONEY
                                                                     OPTIONS/SARS            OPTIONS/SARS
                                                                      AT FISCAL               AT FISCAL
                                                                     YEAR-END(#)            YEAR-END($)(1)
                                   SHARES                          ----------------        ----------------
                                 ACQUIRED ON         VALUE         EXERCISABLE(E)/         EXERCISABLE(E)/
NAME                              EXERCISE        REALIZED($)      UNEXERCISABLE(U)        UNEXERCISABLE(U)
----                             -----------      -----------      ----------------        ----------------
Stuart A. Miller                       --                --            374,500(E)             8,741,719(E)
                                                                       117,500(U)             2,279,322(U)

Robert J. Strudler                     --                --                 --                       --
                                                                       100,000(U)             1,315,625(U)

Jonathan M. Jaffe                      --                --             78,750(E)             1,411,686(E)
                                                                       177,750(U)             2,996,623(U)

Bruce E. Gross                     20,000           380,756             15,484(E)               212,722(E)
                                                                        45,000(U)               625,338(U)

Allan J. Pekor                     24,238           486,116             15,583(E)               334,843(E)
                                                                       105,658(U)             2,093,418(U)

---------------

(1) Based upon the difference between the exercise price of the options/SARs and the last reported sale price of our Common Stock on November 30, 2000.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required to by SEC regulations to furnish us with copies of all forms they file pursuant to
Section 16(a). Based solely on our review of the copies of such forms received by us, we believe that all filing requirements applicable to our officers, directors and greater than 10 percent beneficial owners were complied with during the year ended November 30, 2000 and the first quarter ended February 28, 2001, except that when Mr. Craig Johnson became an officer, his Form 3 was not timely filed and when Messrs. Stuart A. Miller and Steven J. Saiontz made charitable gifts of Common Stock in December 2000, they did not timely file a Form 4.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     Our Board has established an Audit and Nominating Committee, a Compensation Committee, a Stock Option Committee, an Officers and Directors Stock Option Committee and an Independent Directors Committee.

     The Audit and Nominating Committee consisted of Messrs. Rosen, Lapidus and Reuben Leibowitz until January 24, 2001, Messrs. Rosen and Lapidus from that date to March 2, 2001 and Messrs. Rosen, Landon and Gerard from March 2, 2001 forward. This Committee met four times during fiscal 2000. Its principal functions are: recommending to the full Board the engagement of independent auditors for the ensuing year, reviewing the scope of non-audit services performed for us by the independent auditors, reviewing the independent auditors' recommendations for improvements of internal controls and reviewing the scope of work, findings and conclusions of our internal audit department. In addition, it reviews possible candidates for election to our Board of Directors. A copy of the Audit Committee Charter (which relates to the Audit Committee function, but not to the Nominating Committee function), is Exhibit 2 to this Proxy Statement.

     The Compensation Committee consisted of Messrs. Rosen, Landon and Leibowitz until January 24, 2001, Messrs. Rosen and Landon from that date to March 2, 2001 and Messrs. Rosen, Landon and Ripault from March 2, 2001 forward. The Compensation Committee met twice during fiscal 2000. Its principal functions are: recommending to the full Board compensation arrangements for senior management and recommending to the full Board the adoption and implementation of compensation and incentive plans.

     The Stock Option Committee consists of Messrs. Leonard Miller and Stuart Miller. The Stock Option Committee met three times during fiscal 2000. Its principal functions are: granting options under our stock option plans, setting the terms of these options and administering the stock option plans. In some instances, Stock Option Committee awards of stock options are subject to Board of Directors approval.

     The Officers and Directors Stock Option Committee was created on June 22, 2000 to administer the issuance of stock options, stock appreciation rights and grants of restricted stock awards to officers, employees and directors of our company under the Lennar Corporation 2000 Stock Option and Restricted Stock Plan. The committee consisted of Messrs. Rosen, Landon and Leibowitz from its creation to January 24, 2001, Messrs. Rosen and Landon from that date to March 2, 2001 and Messrs. Rosen, Landon and Ripault from March 2, 2001 forward. The Officers and Directors Stock Option Committee met one time during fiscal 2000.

     Our by-laws require that any significant transactions that we have with LNR Property Corporation or its subsidiaries, including significant decisions regarding Lennar Land Partners (a land joint venture of which we and LNR each owns 50%), be approved by an Independent Directors Committee, which consists entirely of members of our Board who are not directors of LNR, or officers or employees of LNR or us. The Independent Directors Committee consisted of Messrs. Lapidus, Landon and Leibowitz until January 24, 2001, Messrs. Lapidus and Landon from that date to March 2, 2001 and Messrs. Lapidus, Landon and Bolotin from March 2, 2001 forward. The committee met twice during fiscal 2000.

     Our Board normally meets quarterly, but holds additional special meetings when required. During fiscal 2000, the Board met nine times. Each director attended at least two-thirds of the total number of meetings of the Board which were held while he was a director and at least two-thirds of the total number of meetings of each committee of the Board on which he served, with the exception of Mr. Landon, who attended two-thirds of the total number of meetings of each committee of the Board on which he served, but fewer than two-thirds of our Board meetings.

                  REPORT OF THE AUDIT AND NOMINATING COMMITTEE

     The Audit and Nominating Committee oversees the company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Audit and Nominating Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors and is attached to this Proxy Statement as Exhibit 2. Each member of the Audit and Nominating Committee is independent in the judgment of the company's Board of Directors and as required by the listing standards of the New York Stock Exchange. In fulfilling its oversight responsibilities, the Audit and Nominating Committee reviewed the company's audited financial statements for the year ended November 30, 2000 with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit and Nominating Committee has discussed with the company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit and Nominating Committee has received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed the auditors' independence with the auditors.

     Based on the reviews and discussions referred to above, the Audit and Nominating Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2000 for filing with the Securities and Exchange Commission. The Audit and Nominating Committee's recommendation was considered and approved by the Board of Directors.

                                          ARNOLD P. ROSEN, Chairman
                                          SIDNEY LAPIDUS

                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors presents this report to describe the compensation policies it applied with regard to our executive officers for fiscal 2000, and the basis for the compensation of Stuart A. Miller, who served as our President and Chief Executive Officer during fiscal 2000.

     Each year, the Compensation Committee reviews the compensation of each of our employees and each employee of our subsidiaries whose base salary for the prior year exceeded a specified amount ($100,000 for the year 2000). This review includes salary for the prior year, the anticipated bonus, if any, for the prior year (the actual bonus usually has not yet been computed) and management's recommendations as to salary and bonus formulae for the following year (except that there is no management recommendation as to the Chief Executive Officer). The bonus formulae for our highest paid executive officers and other employees is based on net income, return on net assets/return on capital, and other factors that vary depending on an employee's responsibilities.

     The Compensation Committee almost always accepts our management's recommendations as to all but our highest paid executive officers. This is because our management is more familiar than anyone on the Compensation Committee with the individual employees, with prevailing levels of compensation in areas in which particular employees work and with other factors affecting compensation decisions. Additionally, our management has primary responsibility for hiring and motivating employees, and for profitability of operations. However, the Compensation Committee believes that its review of the compensation of everyone who has received more than a specified amount per year has helped ensure that management's compensation decisions have been made responsibly, and have promoted our policy of attempting to compensate employees in the mid-range of what is customary for comparable work in applicable geographic areas.

     The Compensation Committee reviews in greater depth the recommendations of the Chief Executive Officer regarding compensation of our most highly paid executive officers. This review includes both proposed salaries and bonus formulae.

     At meetings in December 1999 and September 2000, the Compensation Committee reviewed the compensation of Stuart A. Miller, our Chief Executive Officer. The Compensation Committee discussed the contributions Mr. Miller had made as our primary executive officer, and his expected future contribution. The committee determined Mr. Miller's compensation with regard to fiscal 2000 to be a base salary of $600,000, plus a bonus equal to 0.75% of our consolidated income before income taxes during that year. Mr. Miller also received during fiscal year 2000, for serving as Chairman of the Board of LNR Property Corporation, a base salary of $300,000 plus 0.50% of its consolidated income before income taxes.

     At its December 1999 and September 2000 meetings, the Compensation Committee also reviewed in detail the compensation recommendations regarding the four additional most highly paid executive officers. The committee approved the compensation of Jonathan M. Jaffe, Bruce E. Gross and Allan J. Pekor. Robert J. Strudler signed an employment agreement, effective May 3, 2000, which has a fixed rate of compensation. This agreement expires in May 2003.

                                          ARNOLD P. ROSEN, Chairman
                                          R. KIRK LANDON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Arnold P. Rosen, who is the Chairman of our Compensation Committee, was our Executive Vice President until his retirement in 1977.

                     PROPOSAL RELATING TO STOCK OPTION PLAN

     On June 22, 2000, our Board of Directors adopted, subject to approval by the stockholders, the Lennar Corporation 2000 Stock Option and Restricted Stock Plan (the "Plan"). A copy of the Plan is included as Exhibit 1 to this Proxy Statement. Stockholders will be asked at the meeting to vote on a proposal to approve the Plan.

     The purpose of the Plan is to encourage and enable those officers, employees and directors of the company and its subsidiaries upon whose judgment, initiative and efforts we and our subsidiaries largely depend for the successful conduct of our business, to acquire proprietary interests in us, and by doing so, to stimulate the efforts of those officers, employees and directors on our behalf and on behalf of our subsidiaries and strengthen their desire to remain officers, employees or directors of us or our subsidiaries.

     Under the Plan, a Committee appointed by the Board of Directors (which may be the Board itself) may grant stock options, separately or together with stock appreciation rights, or restricted stock relating to up to 4,000,000 shares of Common Stock (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). If any option, stock appreciation right, or restricted stock award expires, terminates or is cancelled without being exercised or realized, the shares subject to that option, stock appreciation right, or restricted stock award may be made the subject of new options, stock appreciation rights or restricted stock awards granted under the Plan. Options granted under the Plan may, or may not, be designated as Incentive Stock Options ("ISOs"), which receive special tax treatment, as described under "Tax Consequences", but must meet certain requirements, including that the recipients be employees, that the exercise price be at least 100% of the fair market value of the Common Stock on the date of grant, and that the exercise price of all ISOs held by a person which first become exercisable in a year not exceed $100,000.

     We had a 1997 Stock Option Plan, under which we were able to grant options and stock appreciation rights relating to a total of 3,000,000 shares of Common Stock (plus additional shares with regard to options which were outstanding in November 1997, to take account of the distribution of the stock of LNR Property Corporation to the company's stockholders). 869,322 shares remained available for additional option grants under the 1997 Stock Option Plan when our Board of Directors adopted the Plan. The Plan is an amendment and restatement of the 1997 Stock Option Plan, and therefore no further options or stock appreciation rights may be granted under the 1997 Stock Option Plan.

OPTIONS

     The Committee will determine which officers, employees and directors will receive options under the Plan and the terms of the options granted to particular officers, employees or directors. However, an option granted under the Plan must expire no more than 10 years after the date of grant. The Committee may determine that particular options will initially become exercisable at specified times or in specified installments, except that no option may be exercisable until at least six months after it is granted, and except that all options will become immediately exercisable if there is a change in control of us. The exercise price of an option will be determined by the Committee (subject to the requirement that if the option is an ISO, the exercise price must not be less than 100% of the fair market value of the Common Stock on the date the option is granted), and must be paid in cash or by check, unless the Committee permits it to be paid in whole or in part with shares of Common Stock valued at their fair market value when the option is exercised. Options granted under the Plan may be assigned or transferred only with the permission of the Committee, given after a determination that transferability will not result in specified negative tax effects and is otherwise appropriate and desirable.

STOCK APPRECIATION RIGHTS

     Stock appreciation rights may only be granted with regard to specific stock option grants. A stock appreciation right may not relate to more shares than may be issued on exercise of the option to which the stock appreciation right relates. A stock appreciation right gives the holder the right to receive, without payment by the holder, an amount equal to the excess of the fair market value on the date the stock appreciation right is exercised of the shares of Common Stock as to which it is exercised over the amount the holder would have had to pay for those shares if the holder had purchased them by exercising the related stock option. When a stock appreciation right is exercised as to a number of shares, the holder will be deemed to surrender the related option with regard to that number of shares. The Committee may specify that the sum the holder will receive upon exercise of a stock appreciation right will be paid wholly or partly in cash or wholly or partly with Common Stock valued at its fair market value on the date the stock appreciation right is exercised.

RESTRICTED STOCK

     The Committee may (i) authorize the grant of restricted stock to key employees or directors, (ii) fix the price for the restricted stock (which may be none), (iii) determine the restrictions applicable to the restricted stock and (iv) impose other conditions with regard to the restricted stock. As to any employee who may be subject to Section 162(m) of the Internal Revenue Code (i.e., any employee whose compensation is required by SEC rules to be reported in a proxy statement), grants of restricted stock must be conditioned upon achievement of performance goals relating to the achievement of earnings or EBITDA targets, or other operating result targets, by us, separately or together with its subsidiaries, or by particular subsidiaries, divisions or business units. Grants of restricted stock to other employees or directors may be (but are not required to be) conditioned upon achievement of similar performance goals or individual performance goals. Every grant of restricted stock must provide that all or part of the restricted stock will be forfeited if the person to whom the restricted stock is granted ceases to be an employee or director before one or more vesting dates established by the Committee when the restricted stock is granted, unless the employment or directorship terminates because of death, retirement after reaching 65 years old, disability or under other circumstances which the Committee deems appropriate. The vesting requirement will end if there is a change in control of us.

TAX CONSEQUENCES REGARDING STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The principal Federal income tax consequences to an employee, officer or director of the grant of options under the Plan, the exercise of options, and the sale of shares acquired through the exercise of options, are as follows:

     Recipients of options do not have taxable income because of the grant of options to them under the Plan.

     Unless an option is an ISO, when the option is exercised the holder will be treated as receiving ordinary income equal to the amount by which the fair market value at the time of the exercise of the stock as to which the option is exercised exceeds the exercise price of the option, and the fair market value of the stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be long-term or short term, depending on how long the shares are held after exercise.

     The holder of an ISO does not realize any taxable income when the ISO is exercised. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the optionee. When an ISO is exercised, the amount by which the fair market value at the time of exercise of the stock acquired through the exercise exceeds the exercise price is an adjustment to alternative minimum taxable income unless the stock is disposed of in the same year. If a person who exercises an ISO holds the stock for at least one year after the date of exercise (and at least two years after the date of grant), when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise (and two years after the date of grant), the person is treated as having made a "disqualifying disposition", and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the option was exercised exceeded the exercise price or
(ii) the gain on the sale.

     When a stock appreciation right is exercised, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder as a result of the exercise. The holder's basis in any Common Stock received will be its fair market value when the stock appreciation right was exercised.

     When an employee is treated as receiving ordinary income as a result of exercise of a non-ISO or a stock appreciation right, the company is required to withhold and pay the withholding tax due with regard to that ordinary income. The company may do this by withholding from the employee's compensation, by withholding from the number of shares issued on exercise of the option or stock appreciation right or by requiring payment of the amount required to be withheld before the company will issue shares upon exercise of the option.

     When a non-ISO or a stock appreciation right is exercised or there is a disqualifying disposition of shares acquired through exercise of an ISO, the Company will, in at least most instances, be entitled to a deduction equal to the ordinary income which the person who exercised the option is treated as having received.

TAX CONSEQUENCES REGARDING RESTRICTED STOCK

     When the Committee decides to grant restricted stock to a key employee, officer or director, the Committee must fix one or more dates on which the restricted stock, or portions of it, will vest. If a person ceases to be an employee, officer or director (other than because of death, retirement over age 65, disability, or under other circumstances the Committee deems appropriate, or after there has been a change in control of us), the person will forfeit all restricted shares which have not vested by the time the person ceases to be an employee or director. Because of this, normally there will be no tax to an employee (and we will not receive a deduction) when restricted stock is granted to the employee. However, each time shares vest (i.e., become non-forfeitable), the employee will be taxed on (and we will receive a deduction for) the value of the shares when they vest, and that value will be the employee's basis in the shares. An employee may, however, elect to be taxed on the value of restricted shares when they are granted to the employee instead of when they vest. If the employee does that, our deduction will be for the value of the shares when they are granted to the employee, and that value will be the employee's basis in the shares.

REQUIRED VOTE

     Approval of the Plan requires the affirmative vote of the holders of a majority of the votes which are cast with regard to the proposal to approve the Plan. Leonard Miller, who through a family partnership owns 99.3% of the Class B Common Stock and therefore is entitled to cast approximately 64.8% of the total votes which may be cast with regard to approval of the Plan, has said he intends to vote in favor of approval of the Plan. Therefore, if there is a quorum present at the meeting, the Plan will be approved, even if no stockholders other than Mr. Miller vote to approve it.

     The presence in person or by proxy of the holders of a majority in voting power, but not less than one third in number, of the outstanding shares of capital stock is required for there to be a quorum at the meeting. Shares represented by proxies which indicate the stockholders want to abstain will be treated as being present for the purpose of determining the presence of a quorum, but will not be voted with regard to the Plan. If a broker indicates on a proxy that it does not have authority to vote certain shares, those shares will not be considered as present.

     The following table provides information about restricted stock which has been granted under the Plan, subject to stockholder approval, and was outstanding at February 21, 2001:

NAME AND POSITION                                             DOLLAR VALUE($)(1)   NUMBER OF SHARES
-----------------                                             ------------------   ----------------
Stuart A. Miller                                                   3,520,000           100,000
  President and Chief Executive Officer

Robert J. Strudler                                                 1,760,000            50,000
  Vice Chairman and Chief Operating Officer

Jonathan M. Jaffe                                                  3,520,000           100,000
  Vice President

Bruce E. Gross                                                     2,112,000            60,000
  Vice President and Chief Financial Officer

Allan J. Pekor                                                     1,056,000            30,000
  Vice President

All executive officers as a group                                 16,192,000           460,000
All directors who are not executive officers as a group                    0                 0
All employees who are not executive officers as a group           13,200,000           375,000

---------------

(1) Based on the last reported sale price of the Common Stock on February 21, 2001, which was $35.20.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total return of our Common Stock, assuming the reinvestment of dividends, with the Dow Jones U.S. Total Market Index and the Dow Jones Home Construction Index:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                         FISCAL YEAR ENDING NOVEMBER 30
                                 (1995 = $100)

                                                                              DOW JONES U.S. TOTAL           DOW JONES HOME
                                                   LENNAR CORPORATION             MARKET INDEX             CONSTRUCTION INDEX
                                                   ------------------         --------------------         ------------------
1995                                                     $  100                        100                         100
1996                                                     $  117                        126                         102
1997                                                     $  231                        160                         145
1998                                                     $  246                        192                         141
1999                                                     $  180                        234                         105
2000                                                     $  350                        223                         164

     The graph assumes $100 invested on November 30, 1995 in Lennar Common Stock, the Dow Jones U.S. Total Market Index and the Dow Jones Home Construction Index with the reinvestment of all dividends, including the company's distribution to stockholders of LNR Property Corporation Common Stock on October 31, 1997. For the purpose of this chart, the LNR distribution is treated as a nontaxable cash dividend that would have been converted to additional Lennar shares.

                                 OTHER MATTERS

     Our management does not know of any matters other than those described in this Proxy Statement which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the person or persons voting the management proxies will vote them in accordance with their best judgment.

                                    AUDITORS

     Deloitte & Touche LLP audited our financial statements for the year ended November 30, 2000. We expect representatives of that firm to be present at the Annual Meeting of Stockholders to answer questions. We will give them an opportunity to make a statement if they wish to do so. Deloitte & Touche's fees for the year ended November 30, 2000 were $794,000 for the annual audit and $440,000 for non-audit services. The Audit and Nominating Committee has considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

     The Board of Directors has not at this time selected an accounting firm to audit our financial statements for the year ending November 30, 2001. We will discuss the selection at meetings of the Audit and Nominating Committee and of the Board of Directors scheduled for April 2001.

             STOCKHOLDERS' PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     We must receive any proposals that stockholders wish to be included in next year's Proxy Statement at our principal executive offices at 700 N.W. 107th Avenue, Miami, Florida 33172 no later than November 9, 2001.

                                          By Order of the Board of Directors

                                          DAVID B. McCAIN
                                          Secretary

Dated: March 9, 2001

                                                                       EXHIBIT 1

                               LENNAR CORPORATION
                               2000 STOCK OPTION
                           AND RESTRICTED STOCK PLAN

                               LENNAR CORPORATION
                  2000 STOCK OPTION AND RESTRICTED STOCK PLAN

1. PURPOSE OF THE PLAN

     The Purpose of the Plan is to encourage and enable those officers, employees and directors of the Company upon whose judgement, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in Lennar, and by doing so to stimulate the efforts of those officers, employees and directors on behalf of the Company and strengthen their desire to remain officers, employees or directors of the Company. The Plan is an amendment and complete restatement of the 1997 Stock Option Plan and provides, in addition to the granting of stock options, for the granting of Restricted Stock.

2. DEFINITIONS

     As used in this Plan the following definitions apply:

          (a) "Board of Directors" means the Board of Directors of Lennar.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board of Directors, or such other committee of the Board of Directors as is specified by the Board of Directors to perform the functions and duties of the Committee under the Plan. If there is no Compensation Committee and the Board of Directors does not appoint another Committee, the Board of Directors will be the Committee.

          (d) "Common Stock" means common stock, par value $.10 per share, of Lennar.

          (e) "Company" means Lennar and all of its more than 50% owned subsidiaries.

          (f) "Director" means any person serving as a member of the board of directors of any corporation included in the Company.

          (g) "Discretion" means the ability of a committee or other body to act in its sole discretion, with no requirement that it follow past practices or treat one employee in a manner consistent with the treatment afforded to any other employee.

          (h) "Grantee" means a person who holds a stock option, Stock Appreciation Right or Restricted Stock granted under the Plan.

          (i) "Incentive Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan and is intended to be, and qualifies as, an Incentive Stock Option as that term is used in Section 422 of the Code.

          (j) "Key Employee" means an officer or employee of the Company who the Committee determines can contribute significantly to the growth and successful operations of the Company.

          (k) "Lennar" means Lennar Corporation, a Delaware corporation, or its successor by merger or any similar transaction.

          (l) "Nonqualified Option" means an option to purchase Common Stock which meets the requirements set forth in the Plan but is not intended to be, or does not qualify as, an Incentive Stock Option as that term is used in Section 422 of the Code.

          (m) "Officers and Directors Stock Option Committee" means a committee designated by the Board of Directors, consisting of two or more persons all of whom are outside directors, as that term is used in Section 162(m) of the Code.

          (n) "Plan" means this Lennar Corporation 2000 Stock Option and Restricted Stock Plan.

          (o) "Restricted Stock" means Common Stock granted under the terms of the Plan, which are subject to restrictions as required in the Plan.

          (p) "Securities Act" means the Securities Act of 1933, as amended.

          (q) "Stock Appreciation Right" means a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock, as provided in Section 4(b).

          (r) "10% Stockholder" means a person who owns (after applying the attribution rules contained in Section 424 of the Code) more than 10% of the total combined voting stock of all classes of Lennar or of any parent or subsidiary.

3. AUTHORITY TO GRANT STOCK OPTIONS

     (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of stock options under the Plan to any one or more Key Employees or Directors. Subject to adjustment pursuant to Section 13, in no event may any Grantee receive stock options for more than 750,000 shares of Common Stock in any fiscal year. Stock options granted under the Plan may be Incentive Options or Nonqualified Options, except that (i) no officer or Director who is not an employee may be granted an Incentive Option, and (ii) no employee may be granted an Incentive Option which would result in the aggregate fair market value, determined as of the date the stock option is granted, of the Common Stock with respect to which that Incentive Option and all other Incentive Options held by that employee under any plan maintained by Lennar (or any parent or subsidiary of Lennar) are exercisable for the first time by that employee during any calendar year exceeding $100,000. Each stock option will be designated at the time of grant as a Nonqualified Option or as an Incentive Option.

     (b) Without limiting the generality of what is stated in Section 3(a), stock options may be granted to a Key Employee regardless of the fact that stock options or Stock Appreciation Rights previously granted to that Key Employee remain unexercised, and a Grantee may exercise a stock option or Stock Appreciation Right when it is exercisable by its own terms, notwithstanding that there are stock options and Stock Appreciation Rights which were previously granted to that Grantee which remain unexercised.

4. AUTHORITY TO GRANT STOCK APPRECIATION RIGHTS

     (a) The Committee or the Officers and Directors Stock Option Committee may at any time authorize the grant of Stock Appreciation Rights to any Key Employees or Directors who hold or are receiving stock options granted under the Plan. Each Stock Appreciation Right will relate to a specific stock option granted under the Plan. A Stock Appreciation Right may be granted concurrently with the stock option to which it relates or at any time after the stock option has been granted and before it has been exercised, terminates or expires. The number of shares subject to a Stock Appreciation Right may not exceed the number of shares, which may be issued on exercise of the option to which the Stock Appreciation Right relates.

     (b) The term "Stock Appreciation Right" means the right to receive from the Company, without payment by the Grantee, an amount equal to the excess of the fair market value on the date the Stock Appreciation Right is exercised of the number of shares of Common Stock for which the Stock Appreciation Right is exercised over the exercise price the Grantee would have had to pay to exercise the related stock option in order to purchase that number of shares of Common Stock. Upon exercise of a Stock Appreciation Right the Participant will automatically be deemed to surrender the related stock option with regard to the number of shares of Common Stock as to which the Stock Appreciation Right is exercised. Stock Appreciation Rights may specify that the sum to be paid upon their exercise may be paid by the Company in cash, in Common Stock valued at its fair market value on the date the Stock Appreciation Right is exercised, or in any combination of cash and Common Stock valued in that manner.

     (c) A Stock Appreciation Right granted under the Plan will be exercisable only when, and with regard to the number of shares of Common Stock as to which, the related stock option is exercisable and will lapse when the related stock option terminates or expires. A Stock Appreciation Right granted under the Plan may only be transferred when, and to the person, to whom the right to exercise the related stock option is transferred as provided in Section 15.

5. AUTHORITY TO GRANT RESTRICTED STOCK

     The Committee or the Officers and Directors Stock Option Committee may in its Discretion, as reflected by the terms of the applicable award agreement, at any time (i) authorize the grant of Restricted Stock under the Plan to any one or more Key Employees or Directors; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate. However, the aggregate number of shares of Restricted Stock granted to a Key Employee or Director in any fiscal year shall not exceed 750,000.

6. TERMS AND CONDITIONS OF STOCK OPTIONS

     (a) Expiration Date: Each stock option granted under the Plan will expire on a date determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the option is granted, which will be not more than 10 years after the date of grant, except that an Incentive Option granted to a Key Employee who, at the time of the grant, is a 10% Stockholder will expire not more than five years after the date of grant.

     (b) Exercise Date: Each stock option granted under the Plan will be exercisable at such time or times, and in such installments, as are determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, when the stock option is granted.

     (c) Price: The exercise price of each stock option granted under the Plan will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the stock option is granted, except that the exercise price of a stock option may not be less than (i) if the stock option is an Incentive Option granted to a person who is not a 10% Stockholder, 100% of the fair market value of the Common Stock on the date the stock option is granted or (ii) if the stock option is an Incentive Option granted to a 10% Stockholder, 110% of the fair market value of the Common Stock on the date the stock option is granted. If the stock option is a Nonqualified Option, the option may be granted at any price determined by the appropriate committee, except that a stock option intended to qualify for an exception under Section 162(m) of the Code shall have an exercise price of not less than 100% of the fair market value of the Common Stock on the date the stock option is granted. For the purposes of the Plan, the fair market value of a share of the Common Stock on any day will be the mean between the highest and lowest quoted selling prices of the Common Stock on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, on the principal securities exchange or market on which the Common Stock is traded) on that day, or if there are no sales on that day, on the next following day on which there are sales. If the Common Stock is not publicly traded on the day an Incentive Option is granted, the exercise price of that Incentive Option will be determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, at the time the Incentive Option is granted, except that the exercise price of the Incentive Option may not be less than the fair market value of the Common Stock on the grant date, with such fair market value determination to be made in "good faith" as prescribed in Section 14a.422A-1 Q&A 2(c)(4) of the Temporary Treasury Regulations.

     (d) Assignment: No stock option granted under the Plan may be assigned or transferred, other than as provided in Section 15 upon the death of the Grantee to whom the stock option was granted; provided, however, that the Committee or the Officers and Directors Stock Option Committee may (but need not) permit other transfers, if the Committee or the Officers and Directors Stock Option Committee concludes that the transfer (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an Incentive Option to fail to meet the requirements set forth in Section 422(b) of the Code (or any applicable successor to that Section) and (iii) is otherwise appropriate and desirable.

     (e) Payment of Option Exercise Price: The exercise price of any stock option will be payable in cash or by check payable to the order of Lennar, except that the Committee or the Officers and Directors Stock Option Committee may determine, in its discretion, that the exercise price of the stock option may be paid by delivering shares of Common Stock with a fair market value at the date the stock option is exercised equal to all or any part of the exercise price, with any remaining balance to be paid in cash or by check payable to the order of Lennar.

7. TERMS AND CONDITIONS OF RESTRICTED STOCK

     (a) Performance Goals: The Committee or the Officers and Directors Stock Option Committee, in its Discretion, shall in the case of grants of Restricted Stock intended to qualify for an exception from the limitation imposed by
Section 162(m) of the Code (i) establish one or more performance goals ("Performance Goals") as a precondition to the grant of Restricted Stock awards, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined grants of specified numbers of shares of Restricted Stock to Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied; provided, however, that the Committee or the Officers and Directors Stock Option Committee shall retain the Discretion to reduce the number of shares subject to a Restricted Stock grant prior to the award. The Performance Goals shall be based upon (i) the achievement of a specified level of (x) the Company's consolidated pre-tax or after-tax earnings or EBITDA or (y) the pre-tax or after-tax earnings, or the EBITDA, of any particular subsidiary, division or other business unit of Lennar or the Company, (ii) the achievement of a specified level of revenues, earnings, costs, return on assets, return on equity, return on capital, return on investment, return on assets under management, net operating income or net operating income as a percentage of book value with regard to the Company, particular subsidiaries, divisions or business units of Lennar or the Company, particular assets or groups of assets or particular employees or groups of employees, or (iii) any combination of the foregoing. Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes. The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to each award of Restricted Stock, the Committee or the Officers and Directors Stock Option Committee shall certify that any applicable Performance Goals, and other material terms of the grant, have been satisfied. Notwithstanding the foregoing, Performance Goals which do not satisfy the foregoing provisions of this Section 7(a) may be established by the Committee or the Officers and Directors Stock Option Committee with respect to grants of Restricted Stock not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

     (b) Vesting Periods: In connection with the grant of a Restricted Stock award, whether or not Performance Goals apply to it, the Committee or the Officers and Directors Stock Option Committee shall establish one or more vesting periods ("Vesting Periods") with respect to the shares of Restricted Stock, the length of which shall be determined in the Discretion of the Committee or the Officers and Directors Stock Option Committee. Subject to the provisions of this Section 7, the Restricted Stock agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable Vesting Period.

     (c) Assignment: No Restricted Stock award granted under the Plan may be assigned or transferred, other than as provided in Section 15 upon the death of the Grantee to whom the Restricted Stock was granted; provided, however, that the Committee or the Officers and Directors Stock Option Committee may (but need not) permit other transfers, where the Committee or the Officers and Directors Stock Option Committee concludes that such transfers are appropriate and desirable.

     (d) Certificates: Stock certificates shall be issued with respect to shares of Restricted Stock awarded under the Plan. Such certificates shall be registered in the name of the Grantee. The certificates for shares of Restricted Stock issued hereunder may include any legend which the Committee or the Officers and Directors Stock Option Committee deems appropriate to reflect any restrictions on transfer hereunder or under the written agreement, or as the Committee or the Officers and Directors Stock Option Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

     The transferability of the shares of stock represented by this certificate is subject to the terms and conditions (including forfeiture) of the Lennar Corporation 2000 Stock Option and Restricted Stock

     Plan and a written agreement entered into between the registered owner and Lennar Corporation. Copies of such Plan and agreement are on file in the offices of the Lennar Corporation at 700 NW 107th Avenue, Miami, Florida, 33172.

     (e) The Committee or the Officers and Directors Stock Option Committee shall require that the stock certificates evidencing shares of Restricted Stock be held in custody by Lennar until the restrictions thereon shall have lapsed (i.e., the shares are no longer subject to forfeiture), and that, as a condition of any Restricted Stock award, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock which is the subject of such award. If and when such restrictions lapse, the stock certificates and stock power shall be delivered by Lennar to the recipient or his or her designee.

8. WITHHOLDING PAYMENT

     If as a result of (i) the exercise of a stock option or a Stock Appreciation Right, or (ii) the lapse of restrictions on Restricted Stock (or other income recognition event, such as an election under Section 83 (b) of the
Code), the Company is required to pay any amount as withheld income tax (or another applicable tax), the Company may, at its Discretion, either (i) reduce the number of shares of Common Stock issuable upon exercise of the stock option, or the cash or Common Stock to be paid or delivered upon exercise of the Stock Appreciation Right, by the amount of the required withholding (with the Common Stock valued at its fair market value on the day the stock option or Stock Appreciation Right is exercised), or (ii) require that, as a condition to exercise of the stock option or Stock Appreciation Right or as a condition precedent to issuance of the Restricted Stock or removal of legends from certificates representing Restricted Stock as to which the restrictions have lapsed, the Grantee remit to the Company the amount of withholding tax required to be paid as a result of the exercise. If a person makes a disqualifying disposition (as that term is used in Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, that person will promptly notify the Company of the disqualifying disposition.

9. WRITTEN AGREEMENT

     Promptly after a stock option, Stock Appreciation Right or Restricted Stock award is granted under the Plan, Lennar will provide the Grantee of such stock option, Stock Appreciation Right or Restricted Stock with a written agreement containing the provisions of such award. The terms of the agreement will be in accordance with the Plan, but may contain additional provisions and restrictions authorized by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, which are not inconsistent with the Plan. Each agreement relating to a stock option will state whether the stock option is or is not intended to be an Incentive Option. Each Grantee of an award granted under the Plan will be bound by the terms of the Plan and of the agreement relating to the stock option, Stock Appreciation Right or Restricted Stock.

10. ADMINISTRATION OF THE PLAN

     (a) The Plan will be administered by the Committee or the Officers and Directors Stock Option Committee. The Officers and Directors Stock Option Committee shall be authorized to take action under the Plan as it relates to and in order to comply with Section 162(m) of the Code.

     (b) The Committee or the Officers and Directors Stock Option Committee will have full power to construe, interpret and administer the Plan and to establish and change the rules and regulations for its administration.

     (c) Subject to the limitations contained in the Plan, the Committee or the Officers and Directors Stock Option Committee will have full power, in its Discretion, (i) to grant Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock to any one or more Key Employees or Directors, as applicable, (ii) to determine as to any stock option or Stock Appreciation Right granted to any Key Employee or Director the number of shares of Common Stock to which the stock option or Stock Appreciation Right will relate, the exercise price of the stock option or Stock Appreciation Right, the term of the stock option or Stock Appreciation Right, and all other terms of the stock option or Stock Appreciation Right and (iii) to determine the number of shares of Restricted Stock granted to any Key Employee or Director and all other terms of the Restricted Stock.

     (d) In exercising its powers under the Plan, the Committee or the Officers and Directors Stock Option Committee may act in its sole Discretion, with no requirement that it follow past practice or treat one employee, officer or Director in a manner consistent with the treatment afforded to any other employee, officer or Director.

     (e) All actions taken and decisions made by the Committee or the Officers and Directors Stock Option Committee will be binding and conclusive on all Grantees of stock options, Stock Appreciation Rights or Restricted Stock granted under the Plan and all other officers, employees and Directors of the Company, and on their respective legal representatives and beneficiaries. No member of the Committee or the Officers and Directors Stock Option Committee will be liable for any determination made or action taken in good faith with respect to the Plan or any stock options, Stock Appreciation Rights or Restricted Stock granted under the Plan, or for any decision not to grant stock options, Stock Appreciation Rights or Restricted Stock under the Plan to any officer, employee or Director of the Company.

11. SHARES AVAILABLE FOR OPTIONS

     The aggregate number of shares of Common Stock which may be issued as Restricted Stock or upon exercise of stock options or Stock Appreciation Rights granted under this Plan is four million (4,000,000) shares, subject to adjustment as provided in Section 13. Any shares of Restricted Stock or shares which are subject to stock options or Stock Appreciation Rights which terminate or are surrendered (including shares subject to stock options which are deemed surrendered because of exercise of Stock Appreciation Rights, to the extent the shares are not issued on exercise of the Stock Appreciation Rights) may again be made the subject of awards under the Plan and will be available to be issued as Restricted Stock or subsequently granted stock options or Stock Appreciation Rights. Any shares as to which stock options or Stock Appreciation Rights are exercised but which are retained by Lennar to pay the exercise price of stock options, to reimburse the Company for paying withholding taxes or otherwise, will be deemed to have been issued upon exercise of stock options or Stock Appreciation Rights, and will not be available to be issued as Restricted Stock or on exercise of other stock options or Stock Appreciation Rights.

12. LAWS AND REGULATIONS

     (a) The obligation of the Company to sell shares with respect to an award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee or the Officers and Directors Stock Option Committee.

     (b) The Committee or the Officers and Directors Stock Option Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an award.

     (c) Each grant of stock options, Stock Appreciation Rights or Restricted Stock is subject to the requirement that, if at any time the Committee or the Officers and Directors Stock Option Committee determines, in its Discretion, that the listing, registration or qualification of shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of stock options, Stock Appreciation Rights or shares of Restricted Stock, no payment shall be made, or shares issued or grants of Restricted Stock made, in whole or in part, unless the listing, registration, qualification, consent or approval has been effected or obtained free of any conditions which are not acceptable to the Committee or the Officers and Directors Stock Option Committee.

     (d) In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required under the Securities Act, and the

Committee or the Officers and Directors Stock Option Committee may require any individual receiving shares pursuant to the Plan, as a condition precedent to receipt of such shares, to represent to the Company in writing that such shares are acquired for investment only and not with a view to distribution and that such shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

13. MODIFICATION OF NUMBERS OF SHARES AND OTHER SECURITIES

     If (a) Lennar at any time is involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of Lennar or of the Company or similar transaction, (b) there is a stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of Lennar, or a distribution to holders of Common Stock other than a cash dividend or (c) any other event occurs which in the judgment of the Committee necessitates an adjustment to the terms of the outstanding stock options, Stock Appreciation Rights or Restricted Stock awards which were issued under the Plan, the Committee or the Officers and Directors Stock Option Committee may make such modifications in the terms of outstanding stock options, Stock Appreciation Rights or Restricted Stock awards as in its judgment are appropriate so the Grantees' rights will be substantially proportionate to the rights existing prior to the event, and to maintain the continuing availability of shares under Section 11 (if shares are otherwise then available) including, without limitation, adjustments in (i) the number and kind of shares subject to stock options (including related Stock Appreciation Rights) or Restricted Stock awards, (ii) the exercise price of outstanding stock options (including related Stock Appreciation Rights) and (iii) the number and kind of shares available under Section 11. To the extent that such action includes an increase or decrease in the number of shares subject to outstanding options, Stock Appreciation Rights or Restricted Stock awards, the number of shares available under Section 11 above will be increased or decreased, as the case may be, proportionately. In addition, the limits on the number of shares which may be subject to options, or shares of Restricted Stock, that may be granted to an individual under Sections 3 and 5 may be adjusted proportionately. The judgment of the Committee or the Officers and Directors Stock Option Committee with respect to any matter referred to in this Section 13 will be conclusive and binding upon each Grantee without the need for any amendment to the Plan or any agreements relating to stock options, Stock Appreciation Rights or shares of Restricted Stock which had been granted under the Plan.

14. EFFECTS OF TERMINATION OF EMPLOYMENT

     (a) Unless otherwise provided in an individual written agreement entered into pursuant to Section 9 hereof, each stock option and related Stock Appreciation Right granted under the Plan will terminate when the Grantee ceases to be an officer, employee or Director of the Company, except that

          (i) If a Grantee of a stock option dies while an officer, employee or Director of the Company, each stock option and related Stock Appreciation Right granted under the Plan (or any predecessor) and held by the Grantee at the date of the Grantee's death shall become fully vested and may be exercised by the Grantee's legal representative until 12 months after the date of death.

          (ii) If a Grantee of a stock option ceases to be an officer, employee or Director of the Company,

             (A) after the Grantee becomes 65 years old,

             (B) because of the disability of the Grantee (as determined by the Committee in its Discretion), or

             (C) under other circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion, determines to justify continued exercise of stock options and related Stock Appreciation Rights, each stock option and related Stock Appreciation Right held by the Grantee on the date the Grantee ceased to be an officer, employee or Director of the Company may be exercised, to the extent it was exercisable on the date the Grantee ceased to be an officer, employee or Director of the Company (or, with the consent of the

Committee or the Officers and Directors Stock Option Committee in full) until the earlier of (x) three months after the date the Grantee ceases to be an officer, employee or Director of the Company, or (y) the date the stock option expires by its own terms.

     (b) Notwithstanding the above, if an Incentive Option is granted to a Director or officer who is also an employee, in the event such Grantee ceases to be an employee, that option may be converted to a Nonqualified Option, under circumstances which the Committee or the Officers and Directors Stock Option Committee, in its Discretion deems appropriate, if that option is not exercised by the Grantee within three months of the time the Grantee ceases to be an employee, and shall thereafter be subject to the provisions of clause (A), (B) or (C) of subparagraph (a) (ii) above so long as the Grantee remains a Director or officer.

     (c) Unless otherwise provided in an individual written agreement entered into pursuant to Section 9 hereof, each nonvested Restricted Stock granted under the Plan will be forfeited when the Grantee ceases to be an officer, employee or Director of the Company, except that

          (i) If a Grantee of nonvested Restricted Stock dies while an officer, employee or Director of the Company, all restrictions will immediately lapse on all Restricted Stock granted to the applicable Grantee.

          (ii) If a Grantee of nonvested Restricted Stock ceases to be an officer, employee or Director of the Company,

             (A) because of disability of the Grantee (as determined by the Committee or the Officers and Directors Stock Option Committee in its Discretion), or

             (B) under other circumstances as determined by the Committee or the Officers and Directors Stock Option Committee, in its Discretion, to justify waiver of forfeiture,

such Restricted Stock shall (with the consent of the Committee or the Officers and Directors Stock Option Committee) not be forfeited. Even if the Committee or the Officers and Directors Stock Option Committee waives forfeiture of Restricted Stock which has been awarded, any Performance Goals under Section 7 must still be achieved prior to the award of additional shares of Restricted Stock.

     (d) Notwithstanding the above, (i) each stock option granted under the Plan (or any predecessor Plan) shall be fully vested and the restrictions will immediately lapse on all Restricted Stock granted under the Plan and any Performance Goals shall be deemed to be met upon a Change in Control. For purposes of this Plan, a "Change in Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons (as that term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended) (a "Group"), together with any affiliates thereof, other than a transaction with any wholly owned subsidiary of Company, (ii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) any Person or Group (other than Leonard Miller and any Permitted Transferees of Leonard Miller) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Company; (iv) a majority of the members of the Board of Directors of the Company are persons who were not Directors on the date of this Plan and whose election was not approved by a vote of at least a majority of the members of the Board of Directors of the Company in office at the time of the election who either were members of the Board of Directors on the date of this Plan or whose election as members of such Board of Directors was previously approved by such a majority.

     "Permitted Transferee" means, with respect to any person, (i) that person's spouse, (ii) a parent or lineal descendant (including an adopted child) of a parent of that person, or the spouse of a lineal descendant of a parent of that person, (iii) a trustee, guardian or custodian for, or an executor, administrator or other legal representative of the estate of, that person, or a trustee, guardian or custodian for a Permitted Transferee of that person, (iv) the trustee of a trust (including a voting trust) wholly or partly for the benefit of that person and (v) a corporation, partnership, trust or other entity of which that person and Permitted Transferees of that Person are the beneficial owners of a majority in voting power of the equity.

15. NO RIGHTS TO CONTINUED EMPLOYMENT

     Nothing in the Plan or in any stock option, Stock Appreciation Right or Restricted Stock award granted under the Plan will give any officer, employee or Director of the Company a right to continue to be an officer, employee or Director of the Company or in any other way affect the right of the Company to terminate the officer or Director position or employment of any officer, employee or Director at any time for any reason whatsoever, with or without cause.

16. RIGHTS AS A SHAREHOLDER

     Other than as provided under Section 7, no Grantee shall have rights as a stockholder with respect to any shares covered by any stock option or Stock Appreciation Right or any shares of Restricted Stock until the issuance of a stock certificate to the Grantee for such shares.

17. EFFECTIVE DATE

     This restatement of the Plan will be effective on the date it is adopted by the Board of Directors, provided that the stockholders of Lennar approve this restatement within 12 months after it is adopted by the Board of Directors. Stock options, Stock Appreciation Rights and Restricted Stock may be granted prior to approval of the Plan by the stockholders of Lennar, but each stock option, Stock Appreciation Right and Restricted Stock granted after the date this restatement is adopted by the Board of Directors and prior to stockholder approval of this restatement will be subject to approval of this restatement by the stockholders of Lennar within 12 months after its adoption. No stock option or Stock Appreciation Right granted after the date this restatement is adopted by the Board of Directors may be exercised or Restricted Stock become vested until the Plan is approved by the stockholders of Lennar, and all stock options, Stock Appreciation Rights and Restricted Stock granted after the date this restatement is adopted by the Board of Directors and before the Plan is approved by the stockholders of Lennar will automatically terminate or be forfeited at the end of 12 months after the Plan is adopted by the Board of Directors if the Plan is not approved by the stockholders of Lennar by that date.

18. AMENDMENTS OF THE PLAN

     The Board of Directors may amend the Plan at any time, except that no amendment to the Plan will be effective until it is approved by the stockholders of Lennar if the amendment (a) increases the maximum number of shares which may be issued as Restricted Stock or upon exercise of stock options or Stock Appreciation Rights granted under the Plan, (b) changes the categories of persons eligible to receive stock options, Stock Appreciation Rights or Restricted Stock under the Plan or (c) materially increases the benefits officers, Directors or employees of the Company may receive under the Plan. No amendment to the Plan will change the exercise price, or otherwise alter any provision, of any stock option, Stock Appreciation Right or Restricted Stock agreement which has been granted prior to the amendment, unless the Grantee of the stock option, Stock Appreciation Right or Restricted Stock consents to the change.

19. TERMINATION OF THE PLAN

     The Plan may be terminated at any time by the Board of Directors. The Plan will terminate on the 10th anniversary of the date it is adopted by the Board of Directors unless it is terminated before that. No stock options, Stock Appreciation Rights or Restricted Stock may be granted after the Plan is terminated. However, termination of the Plan will not affect any stock option, Stock Appreciation Right or Restricted Stock which is outstanding when the Plan is terminated.

20. GOVERNING LAW

     With respect to stock or options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any options or stock granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the operation of, and the rights of Grantees under, the Plan, the agreements and any options or stock granted thereunder shall be governed by applicable federal law and, to the extent not governed by federal law, by the laws of the State of Florida.

     As approved by the Board of Directors of Lennar Corporation on June 22,
2000.

                                                                       EXHIBIT 2

                               LENNAR CORPORATION
                            AUDIT COMMITTEE CHARTER

1. AUDIT COMMITTEE PURPOSE

     The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary duties and responsibilities are to:

          - Monitor the integrity of the Company's financial reporting process and systems of internal controls;

          - Monitor the independence and performance of the Company's independent auditors and internal audit department, and;

          - Provide an avenue of communication among the independent auditors, management, the internal audit department and the Board.

     The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company.

2. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     The Committee members shall meet the requirements of the New York Stock Exchange. The Committee shall be comprised of at least three members as determined by the Board, each of whom shall be independent, free from any relationship that would interfere with the exercise of their independent judgment. All Committee members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one Committee member shall have accounting or related financial management expertise.

     Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the Committee members may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee Chair should consult with management, other Committee members and the independent auditors prior to each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal audit department, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

3. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

     Review Procedures

          - Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board for approval and have the document included in the Company's proxy statement once every three years in accordance with Securities and Exchange Commission regulations.

          - Review the Company's audited financial statements and discuss them with management and the independent auditors. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of audit adjustments whether or not recorded and such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company Annual Report on Form 10-K.

          - In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses including the status of previous recommendations.

          - Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution of the Form 10-Q. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61. The Chair of the Committee may represent the entire Committee for purposes of this review.

     Independent Auditors

          - The independent auditors are ultimately accountable to the Committee and the Board. The Committee shall review the performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

          - In accordance with Independence Standards Board Statement No. 1, annually review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence. The Committee shall request a written affirmation from the auditors that they are in fact independent.

          - Review the independent auditors' audit plan and engagement letter which discusses the scope, staffing, locations, reliance upon management and internal audit and general audit approach. Also, review the scope of non-audit services performed for the Company by the independent auditors.

          - Consider and review with management and the independent auditors any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

          - Prior to releasing the year end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to the Committee in accordance with Statement of Auditing Standards No. 61.

     Internal Audit Department and Legal Compliance

          - Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

          - Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

          - On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

     Other Audit Committee Responsibilities

          - Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's proxy statement annually.

          - Annually review the written affirmation to the New York Stock Exchange regarding the Committee's compliance with respect to independence, financial literacy, determination of at least one Committee member having accounting or financial management expertise and annual review and assessment of this charter.

          - Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

                                  DETACH HERE



                           [Lennar Corporation Logo]
                             700 N.W. 107th Avenue
                              Miami, Florida 33172

                          Proxy for 2001 Annual Meeting
          This Proxy is Solicited on Behalf of the Board of Directors


By signing this proxy, the stockholder of Lennar Corporation appoints Leonard Miller, Stuart A. Miller, David B. McCain, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 3, 2001, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.


SEE REVERSE SIDE                                                SEE REVERSE SIDE
                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                  DETACH HERE



[X] Please mark votes as in this example.

The Board of Directors solicits this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors and for approval of the Lennar Corporation 2000 Stock Option and Restricted Stock Plan.

1. Election of Directors:

   NOMINEES: (01) Irving Bolotin, (02) R. Kirk Landon and (03) Leonard Miller

       FOR ALL NOMINEES  [ ]                [ ] WITHHELD FROM ALL NOMINEES


[ ]
   --------------------------------------
   For all nominees except as noted above

2. Approval of the Lennar Corporation 2000 Stock Option and Restricted Stock
   Plan.

                FOR               AGAINST               ABSTAIN
                [ ]                 [ ]                   [ ]

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature: _________ Date: ________ Signature: __________ Date: ___________

                                  DETACH HERE


                           [Lennar Corporation Logo]
                             700 N.W. 107th Avenue
                              Miami, Florida 33172

                          Proxy for 2001 Annual Meeting
          This Proxy is Solicited on Behalf of the Board of Directors


By signing this proxy, the stockholder of Lennar Corporation appoints Leonard Miller, Stuart A. Miller, David B. McCain, or any one or more of them present, with full power of substitution, as attorneys and proxies of the stockholder to appear at the Annual Meeting of the Stockholders of LENNAR CORPORATION to be held at the Doral Park Golf and Country Club, 5001 N.W. 104th Avenue, Miami, Florida on Tuesday, April 3, 2001, and at any and all adjournments of that meeting, and to act for the stockholder and vote all shares of Class B Common Stock of LENNAR CORPORATION standing in the name of the stockholder, with all the powers the stockholder would possess if personally present at the meeting, as follows on the reverse side.


SEE REVERSE SIDE                                                SEE REVERSE SIDE
                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                  DETACH HERE


[X] Please mark votes as in this example.

The Board of Directors solicits this proxy. This proxy when properly executed will be voted in the manner directed. If no direction is made, this proxy will be voted for all the listed nominees for election of directors and for approval of the Lennar Corporation 2000 Stock Option and Restricted Stock Plan.

1. Election of Directors:

   NOMINEES: (01) Irving Bolotin, (02) R. Kirk Landon and (03) Leonard Miller

       FOR ALL NOMINEES  [ ]                [ ] WITHHELD FROM ALL NOMINEES


[ ]
   --------------------------------------
   For all nominees except as noted above

2. Approval of the Lennar Corporation 2000 Stock Option and Restricted Stock
   Plan.

                FOR               AGAINST               ABSTAIN
                [ ]                 [ ]                   [ ]

3. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears at left.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give your title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature: _________ Date: ________ Signature: __________ Date: ___________